                                  EXHIBIT 4.18

                     FORM OF PEREGRINE PHARMACEUTICALS, INC.
                      2002 NON-QUALIFIED STOCK OPTION PLAN
                      NON-QUALIFIED STOCK OPTION AGREEMENT

         NON-QUALIFIED STOCK OPTION AGREEMENT (the "Agreement") dated as of ____________, 2002, between PEREGRINE PHARMACEUTICALS, INC., a Delaware corporation (collectively with its direct and indirect subsidiaries, the "Company"), and ________, an employee of the Company ("Optionee" or "Participant").

         The Company's Board of Directors or Option Committee (in either case, the "Committee") has determined that the objectives of the Peregrine Pharmaceuticals, Inc. 2002 Non-Qualified Stock Option Plan (the "Plan") will be furthered by granting to Optionee options pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to them in the Plan.

         In consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and Optionee agree as follows:

1. GRANT OF OPTION.

                  (a) The Company hereby grants to Optionee options (the "Options") to purchase Shares of Common Stock of the Company (the "Shares") at a purchase price of ___ per Share. The Options shall not qualify as incentive stock options as described under Section 422 of the Internal Revenue Code.

                  (b) For purposes of this Agreement, the term "Cause" means the Participant's (I) embezzlement, fraud or any conduct related to the performance of the Participant's duties for the Company that constitutes a crime, (II) unauthorized disclosure of confidential information or breach of any confidentiality or non-disclosure agreement with the Company or any of its Subsidiaries, (III) willful and habitual breach of duties, after notice to the Participant affording the Participant a reasonable opportunity to cure, or (IV) breach or violation of any statutory or common law duty of loyalty to the Company or the Company's Affiliates.

2. EXERCISABILITY. Subject to the further terms of this Agreement, the Options shall vest and become exercisable in accordance with Schedule 1 hereto. Unless earlier terminated pursuant to the provisions of the Plan or paragraph 5 of this Agreement, the unexercised portion of the Options shall expire and cease to be exercisable at midnight ten (10) years from the date of this Agreement. This Agreement shall not confer upon Optionee any right with respect to continuation of her/his employment or consulting relationship with the Company, nor shall it interfere with or affect in any manner the right or power of the Company, or a parent or subsidiary of the Company, to terminate any agreement with Optionee in accordance with the terms thereof.

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3. METHOD OF EXERCISE. The Options or any part of them may be exercised only by the giving of written notice to the Company in substantially the form annexed hereto as Schedule 2 hereto, or on such other form and in such other manner as the Committee shall prescribe from time to time. Such written notice must be accompanied by payment of the full purchase price for the number of Shares with respect to which the Options are being exercised. Such payment may be made by one or a combination of the following methods: (i) by a check acceptable to the Company; or (ii) by such other method as the Committee may authorize including, in the discretion of the Committee, the recourse promissory note of the Optionee. The date of exercise of the Options shall be the date on which written notice of exercise is hand delivered to the Company, during normal business hours, at its address as provided in Section 7 of this Agreement, or, if mailed, the date on which it is postmarked, provided such notice is actually received.

4. OPTIONEE'S REPRESENTATIONS. As a condition to the exercise of an Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

5. TERMINATION OF EMPLOYMENT; DEATH. Upon termination of Optionee's employment with or status as a consultant to, the Company for any reason, the Options will immediately terminate and expire, except as provided in paragraphs (a) or (b) of this Section 5.

                  (a) If Optionee resigns as an employee of, or consultant to, the Company with the Company's prior written consent, or if the Company terminates Optionee's employment by the Company without Cause (as defined herein), the Option will be exercisable but only to the extent it was exercisable at the time of such termination or resignation and only until the earlier of the expiration date of the Option, determined pursuant to Section 2 of this Agreement, or the expiration of three (3) months following such termination or resignation.

                  (b) If Optionee dies or becomes Permanently Disabled while employed by, or rendering services as a consultant to, the Company or after Optionee's employment or status as a consultant to the Company terminates but during a period in which the Option is exercisable pursuant to paragraph (a) of this Section 5, the Option will be exercisable but only to the extent it was exercisable at the time of death and only until the earlier of the expiration date of the Option, determined pursuant to Section 2 of this Agreement, or the expiration of twelve (12) months following the date of Optionee's death.

6. PLAN PROVISIONS TO PREVAIL. This Agreement is subject to all of the terms and provisions of the Plan. Without limiting the generality of the foregoing, by entering into this Agreement Optionee agrees that no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder or this Agreement. In the event that there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern.

                                       20
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7. NOTICES. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to Paul Lytle, Corporate Secretary, or at such other address as the Company may hereafter designate to Optionee by notice as provided in this Section 7. Any notice to be given to Optionee hereunder shall be addressed to Optionee at the address set forth beneath her/his signature hereto, or at such other address as Optionee may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and to the extent consistent with Section 5 of this Agreement and with the Plan, the heirs and personal representatives of Optionee.

9. GOVERNING LAW. This Agreement shall be interpreted, construed and administered in accordance with the laws of the State of California as they apply to contracts made, delivered and performed in the State of California. Any dispute arising hereunder shall be resolved by binding arbitration before the American Arbitration Association under its Commercial Arbitration Rules, before a single arbitrator in Orange County, California. The parties will mutually determine the arbitrator from a list of arbitrators obtained from the American Arbitration Association office located in Orange County, California. If the parties are unable to agree on the arbitrator, the arbitrator will be selected by the American Arbitration Association with a preference for selecting a retired federal district judge or state superior court judge as the arbitrator.

10. WITHHOLDING. Upon exercise, the Optionee hereby agrees to promptly provide the necessary tax withholding, if applicable, in the Committee's view, pursuant to Section 15 of the Plan.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                                             PEREGRINE PHARMACEUTICALS, INC.



                                             BY:________________________________


                                                  OPTIONEE:


                                             __________________________________
                                             SIGNATURE

                                             Name:___________________________
                                             Social Security Number:____________

                                       21
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               SCHEDULE 1 TO NON-QUALIFIED STOCK OPTION AGREEMENT
                   PURSUANT TO PEREGRINE PHARMACEUTICALS, INC.
                      2002 NON-QUALIFIED STOCK OPTION PLAN

(This Schedule 1 shall be incorporated by reference and become a part of the Option Agreement between the Company and the Optionee.)

I. NON-QUALIFIED STOCK OPTIONS: Non-qualified stock options generally give rise to ordinary compensation income for the Optionee when the option is exercised. The Company may require the Optionee to make arrangements for the payment of withholding taxes by the Company if the Optionee is an employee of the Company at the time of the exercise of the Non-qualified stock option.

Date of Grant:
                              --------------------------------------------------

Earliest Exercise Date:
                              --------------------------------------------------

Exercise Price:
                              --------------------------------------------------

Number of Shares:
                              --------------------------------------------------

Vesting Schedule:
                              --------------------------------------------------

Expiration Date:
                              --------------------------------------------------

                  GOVERNING LAW; RESOLUTION OF DISPUTES. This Agreement has been made, executed and delivered in, and the interpretation, performance and enforcement hereof shall be governed by and construed under the laws of the State of California. Any dispute arising hereunder shall be resolved by binding arbitration before the American Arbitration Association under its Commercial Arbitration Rules, before a single arbitrator in Orange County, California The parties will mutually determine the arbitrator from a list of arbitrators obtained from the American Arbitration Association office located in Orange County, California. If the parties are unable to agree on the arbitrator, the arbitrator will be selected by the American Arbitration Association with a preference for selecting a retired federal district judge or state superior court judge as the arbitrator.

                  I have read the Peregrine Pharmaceuticals, Inc. 2002 Non-Qualified Stock Option Plan, the terms of which are incorporated herein. As Optionee, I hereby acknowledge that as of the date of the Options referenced above, it sets forth the entire understanding between the undersigned Optionee and the Company and its Affiliates regarding the Options and supersedes all prior oral and written agreements on that subject with the exception of (i) the options and any other stock awards previously granted and delivered to the undersigned under stock award plans of the Company, and (ii) the following agreements only:

         NONE
              ----
             (Initial)

                                       22
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         OTHER
               -----------------------------------------------------------------

                  IN WITNESS WHEREOF, this Non-Qualified Stock Option Agreement pursuant to the Peregrine Pharmaceuticals, Inc. 2002 Non-Qualified Stock Option Plan has been delivered by the parties hereto.

Date:                                       "Optionee"
         ------------------
                                            ------------------------------------


                                            Name
                                                 -------------------------------

                                            Address
                                                   -----------------------------


                                            Social Security Number
                                                                  --------------

The Company hereby agrees to all the terms of the Agreement.

Peregrine Pharmaceuticals, Inc.

By:
   -----------------------------------------------------------
Name:
     ---------------------------------------------------------
Title:
      --------------------------------------------------------


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                                   SCHEDULE 2
                                   ----------

                         PEREGRINE PHARMACEUTICALS, INC.
                                 EXERCISE NOTICE

Peregrine Pharmaceuticals, Inc.
14272 Franklin Avenue, Suite 100
Tustin, CA 92780
Attn:  Paul Lytle



1.       EXERCISE OF OPTION.

         Effective as of today, ________,_________ the undersigned ("Optionee") hereby elects to exercise Optionee's Options to purchase shares of Common Stock (the "Shares") of Peregrine Pharmaceuticals, Inc. (the "Company") under and pursuant to the Non-Qualified Stock Option Agreement dated as of _________ (the "Option Agreement") between the Company and Optionee pursuant to the Option Agreement.

2.       RIGHTS AS SHAREHOLDER

         (i) Until the certificate evidencing the Shares is issued (as evidenced by the appropriate entry on the stock ownership register of the Company or of a duly authorized transfer agent of the Company), no right to receive distributions or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such certificate promptly upon exercise of the Option.

         (ii) Upon issuance of the certificate, Optionee shall enjoy rights as a shareholder of Common Stock until such time as Optionee disposes of the Shares or the Company.

3. GOVERNING LAW; SEVERABILITY. This Notice shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable. Any dispute arising hereunder shall be resolved by binding arbitration before the American Arbitration Association under its Commercial Arbitration Rules, before a single arbitrator in Orange County. The parties will mutually determine the arbitrator from a list of arbitrators obtained from the American Arbitration Association office located in Orange County. If the parties are unable to agree on the arbitrator, the arbitrator will be selected by the American Arbitration Association with a preference for selecting a retired federal district judge or state superior court judge as the arbitrator.

4. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

5. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Notice.

6. DELIVERY OF PAYMENT. Optionee herewith delivers to the Company the full purchase price for the Shares as set forth in paragraph 1 of the Option Agreement.

7. ENTIRE AGREEMENT. The Option Agreement is incorporated herein by reference. This Notice, the Option Agreement and the Plan constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. In the event of a conflict or discrepancy between the terms of this Agreement and the Peregrine Pharmaceuticals, Inc. 2002 Non-Qualified Stock Option Plan (the "Plan"), the terms of the Plan shall control.

8. REPRESENTATIVES OF OPTIONEE. Optionee acknowledges that Optionee has received, read and understood the Option Agreement and this Notice and agrees to abide by and be bound by the terms and conditions of the Option Agreement and this Notice.

         Submitted by:                        Accepted by:
         OPTIONEE:                            PEREGRINE PHARMACEUTICALS, INC.
         By:_________________________         By:_______________________________

         Name:_______________________

         Address:____________________
         ____________________________
         ____________________________

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